Exhibit 99.1
To 8-K dated August 25, 2009

News Release

Dennis S. Hudson, III
Chairman and Chief Executive Officer
Seacoast Banking Corporation of Florida
(772) 288-6085

William R. Hahl
Executive Vice President and
Chief Financial Officer
Seacoast Banking Corporation of Florida
(772) 221-2825

SEACOAST ANNOUNCES CLOSING OF SALE
OF ADDITIONAL 4,375,000 SHARES OF COMMON STOCK

August 25, 2009
Stuart, Florida

Seacoast Banking Corporation of Florida (Nasdaq: SBCF) (the “Company”) announced today that it has closed the sale of an additional 4,375,000 shares of its common stock at the public offering price of $2.25 per share. The shares were sold pursuant to the full exercise of an over-allotment option granted to the underwriters of the Company’s recent underwritten offering of 29,300,000 shares of its common stock (the “Underwritten Offering”). Sandler O’Neill & Partners, L.P. acted as the lead book-running manager for the Underwritten Offering, and Fox-Pitt Kelton Cochran Caronia Waller acted as the co-manager.

The Company will receive gross proceeds of approximately $9.8 million from the sale of the 4,375,000 shares. The Company expects to use the net proceeds of the offering for general corporate purposes and to add capital to Seacoast National Bank.

The Company previously announced a private placement (the “CapGen Offering”) of an additional 6,000,000 shares of its common stock to an affiliate of CapGen Financial Partners (“CapGen”), to be completed this fall following CapGen’s receipt of the necessary regulatory approvals. Further information about the CapGen Offering may be found in the Company’s Forms 8-K filed with the SEC on August 10, 12 and 17, 2009.

Seacoast Banking Corporation of Florida has approximately $2.1 billion in assets. It is one of the largest independent commercial banking organizations domiciled in Florida, and is headquartered on Florida’s Treasure Coast.

Cautionary Notice Regarding Forward-Looking Statements

Certain of the statements made herein are “forward-looking statements,” within the meaning and protections of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance, capital, ownership or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.

All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through our use of words such as “may,” “will,” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “plan,” “point to,” “project,” “could,” “intend,” “target” and other similar words and expressions of the future. The proposed CapGen investment described above is subject to the execution of a definitive stock purchase agreement with CapGen and its designated affiliate and to prior regulatory and shareholder (if any) approvals. Many of these are not within our control.

All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in our annual report on Form 10-K/A for the year ended December 31, 2008 and in our quarterly report on Form 10-Q/A for the period ending June 30, 2009 under “Special Cautionary Notice Regarding Forward-Looking Statements” and “Risk Factors,” and otherwise in our SEC reports and filings. Such reports are available upon request from the Company, or from the Securities and Exchange Commission, including through the SEC’s Internet website at http://www.sec.gov.

We have no obligation and do not undertake to update, revise or correct any of the forward-looking statements after the date hereof, or after the respective dates on which any such statements otherwise are made.